NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF
   THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW. THIS WARRANT AND ANY INTEREST HEREIN MAY BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND ONLY IN STRICT COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND REGULATIONS.


                                     WARRANT

                               FOR THE PURCHASE OF
                                  COMMON STOCK

                                       OF

                               SWING-N-SLIDE CORP.

                                Warrant Number 1


             THIS CERTIFIES THAT, FOR VALUE RECEIVED, GreenGrass Holdings, a Delaware general partnership (the "Holder"), is entitled to subscribe for and purchase from Swing-N-Slide Corp., a Delaware corporation (the "Company"), 50,000 shares of Common Stock, $.01 par value per share, of the Company at a purchase price equal to the Final Calculated Price (as defined herein) per share, subject to adjustment as provided in Section 5 of this Warrant.

             This Warrant is issued pursuant to and is subject in all respects to the terms and conditions set forth in the Investment Agreement between Holder and Company dated March 13, 1997.

             1. Definitions. When used in this Warrant, the following terms shall have the meanings specified:

                  (a) "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with another Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  (b)  "Amex"" means the American Stock Exchange.

                  (c) "Announcement Date" means the day that the Company publicly announces its acquisition of the shares of common stock of GameTime, Inc., a Delaware corporation.

                  (d) "Business Day" means a day other than Saturday, Sunday, or a legal holiday on which federally chartered banks are generally closed for business.

                  (e) "Common Stock" means the Common Stock, $.01 par value per share, of the Company.

                  (f) "Expiration Date" means the day 10 years after the Initial Date.

                  (g) "Final Calculated Price" means a price (the "Price") equal to the average of the daily closing bid price per share of Common Stock for the Trading Days (weighted for volume on each such Trading Day) included in the 150 consecutive calendar days beginning the first Trading Day after the Announcement Date; provided, however, that the Price shall not be less than $4.00 nor greater than $4.5918.

                  (h) "Initial Date" means the day 10 calendar days after the determination of the Final Calculated Price.

                  (i) "Person" means and includes an individual, partnership, corporation, trust, joint venture, incorporated organization and a government or any department or agency thereof.

                  (j) "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

             2. Exercise: Issuance of Certificates; Payment for Shares. This Warrant may be exercised by the Holder, in whole or in part, at any time after the Initial Date, by the surrender of this Warrant (properly endorsed if required) and payment by Holder of the Final Calculated Price per share, subject to adjustment as provided in Section 4 hereof, of Common Stock purchased by Holder with respect to such exercise. Upon such payment and surrender, the Holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock purchased through the exercise of this Warrant. At the option of the Holder, the exercise price or any part of the exercise price may be paid by the cancellation of indebtedness of the Company to the Holder, other than the indebtedness represented by the Bridge Note (as defined in the Investment Agreement), on a dollar-for-dollar basis. All cash payments hereunder shall be made by wire transfer in immediately available funds. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered. Subject to the Company's Certificate of Incorporation, certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding 10 days, after the rights represented by this Warrant shall have been so exercised. If the rights of the Holder of this Warrant are exercised in part, the number of shares of Common Stock shall be reduced accordingly and the Company shall reissue a Warrant or Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Stock as so reduced.

             3. Affirmative Covenants. The Company covenants and agrees that the shares of Common Stock issuable upon exercise of the rights represented by this Warrant will, upon such exercise and issuance in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue. The Company further covenants and agrees that until the Expiration Date, the Company will at all times have authorized, and reserved for the purpose of issue upon total or partial exercise of the rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

             4. Listing. The Company covenants and agrees that it will list the shares of Common Stock issuable upon exercise of the rights represented by this Warrant on AMEX, in accordance with and to the extent permitted by the Securities Act of 1933, as amended, any applicable state securities laws and the rules or regulations of AMEX.

             5. Adjustments. If the Company shall, while this Warrant remains outstanding, change as a whole, by subdivision or consolidation in any manner (including, but not limited to, a stock-split or reverse stock-split) other than a stock dividend on the Common Stock, the number of shares of Common Stock then outstanding into a different number of shares of Common Stock, with or without par value, then thereafter the number of shares of Common Stock which the Holder shall be entitled to purchase hereunder shall be automatically (and without notice or further action) increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such change, and the per share exercise price of this Warrant (as set forth on the front cover and Section 2 hereof) after such change shall in case of an increase in the number of shares be proportionately decreased, and in case of a decrease in the number of shares be proportionately increased so that the aggregate exercise price of this Warrant shall be unchanged by such change. Notwithstanding anything to the contrary contained herein, no adjustment shall be made to the number of shares of Common Stock issuable pursuant hereto on account of (a) the issue of the Warrants (as defined in the Securities Purchase Agreements referred to below), (b) the issue of any Warrant Shares (as so defined) upon the exercise of any Warrant and/or (c) any adjustment to the number of Warrant Shares issuable upon exercise of the Warrants by operation of the "anti-dilution provisions" contained in the Warrants, unless the event requiring such adjustment would also require adjustment to this Warrant as provided for herein. Capitalized terms used in this paragraph have the meanings ascribed to them in the Securities Purchase Agreements dated March 13, 1997 among the Company, Newco, Inc. and the institutional investors named therein (as amended, modified and supplemented from time to time, the "Securities Purchase Agreements"). The Holder hereby consents to the terms of the Securities Purchase Agreements and each of the other Operative Documents (as defined in the Securities Purchase Agreements).

             6. Dividends on Common Stock. The Company covenants and agrees that, prior to the Expiration Date, it shall not declare or effect a dividend or other distribution upon the Common Stock payable otherwise than in Common Stock, unless the Company shall deliver to the Holder written notice of such dividend or distribution at least 10 days prior to the record date for such distribution, or, if there is no record date, the date as of which the holders of Common Stock of record entitled to such distribution are to be determined.

             7.   Reorganization. Reclassification. Share Exchange or Merger.

                  (a) If at any time prior to the Expiration Date the Company is a party to any agreement providing for (i) any capital reorganization or reclassification of the capital stock of the Company or
   (ii) any share exchange or merger of the Company with another corporation, in such a way that holders of Common Stock shall be entitled to receive cash, shares of stock or securities or assets with respect to or in exchange for Common Stock, then, as a condition to such reorganization, reclassification, share exchange or merger, the Holder shall be given the opportunity to elect to receive such cash, shares of stock or securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock then issuable upon the exercise of the rights represented by this Warrant.

                  (b) If the Holder elects to receive such cash, shares of stock or securities or assets pursuant to the provisions of Section 7(a) hereof, upon the Holder's receipt of such cash, shares of stock or securities or assets in accordance with the provisions of Section 6(a) hereof, as the case may be, the Holder shall pay to the Company (i) the per share exercise price of this Warrant (as set forth on the front cover and Section 2 hereof and as adjusted, if any such adjustment has been made, pursuant to Section 5 hereof) multiplied by (ii) the number of shares of Common Stock then issuable upon the exercise of the rights represented by this Warrant, and thereafter the parties shall have no further rights or obligations hereunder.

                  (c) If the Holder does not elect to receive such cash, shares of stock or securities or assets pursuant to the provisions this
   Section 7, the rights and obligations of the Holder and the Company (including any successor company) under this Warrant shall remain in full force and effect pursuant to the terms and conditions of this Warrant. In any such case, the Company shall not effect any such reclassification, reorganization, share exchange or merger, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such share exchange or merger shall assume by written instrument the Company's obligations under this Warrant.

             8.   Notification of Holder.  Upon each adjustment pursuant to
   Section 5 hereof, the Company shall give written notice thereof to the Holder within ten (10) days after the date of such adjustment, which notice shall set forth the calculation of the number of shares of Common Stock issuable upon exercise of the rights represented by this Warrant before and after such adjustment and the facts upon which such calculations are based. If at any time:

                  (a) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (b) the Board of Directors (or any committee thereof) shall authorize or approve any capital reorganization, or reclassification of the capital stock of the Company, or share exchange or merger of the Company with, or sale, disposition or other conveyance of all or substantially all of its assets to, any Person;

                  (c) the Company (or any other party) shall institute any proceeding seeking an order for relief under the Federal bankruptcy laws or seeking to adjudicate the Company as bankrupt or insolvent, or seeking dissolution, liquidation or winding up of the Company or seeking reorganization under any law relating to bankruptcy or insolvency;

   then, within 10 days of the date of any such occurrence, the Company shall give the Holder written notice describing in reasonable detail such occurrence.

             9. Certain Events. If any event occurs as to which the provisions of this Warrant are not strictly applicable or, if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect the Holder's rights as aforesaid.

             10. Term of Warrant. This Warrant shall remain outstanding and exercisable until the Expiration Date. To the extent not previously exercised, the rights represented by this Warrant shall thereupon terminate.

             11. Issue Tax. The issuance of certificates for shares of Common Stock upon the total or partial exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof.

             12. Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or in any manner which interferes with the timely exercise of the rights represented by this Warrant.

             13. Transfer of Warrant. Subject to any registration or qualification requirements under the Securities Act and applicable state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, by the Holder in person or by duly authorized attorney, upon surrender of this Warrant to the Company properly endorsed. If this Warrant is transferred in part in accordance with the terms hereof, the Company shall reissue a Warrant or Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock represented by this Warrant immediately prior to such transfer.

             14. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights as a shareholder of the Company.

             15. Descriptive Headings. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

             16. Notices. Any notice or other communication pursuant to this Warrant shall be in writing and shall be deemed sufficiently given upon receipt, if personally delivered or telecopied (with receipt acknowledged), or if mailed, upon deposit with the United States Postal Service by first class, certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                  (a) If to the Company, to Swing-N-Slide Corp., 1212 Barberry Drive, Janesville, WI 53545, Attention: President, or such other address as the Company has designated in writing to the Holder.

                  (b) If to the Holder, to GreenGrass Holdings, c/o Glencoe Investment Corporation, 311 South Wacker Drive, Suite 4990, Chicago, Illinois 60606, Attention: David S. Evans.

             17. Replacement of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and upon receipt of written indemnification of the Company by the Holder in form and substance reasonably satisfactory to the Company, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

             18. Last Day for Performance Other Than a Business Day. In the event that the last day for performance of an act or the exercise of a right hereunder falls on a day other than a Business Day, then the last day for such performance shall be the First Business Day immediately following the otherwise last day for such performance or such exercise.

             19. Governing Law. This Warrant shall be construed and interpreted in accordance with the internal laws of the State of Delaware.


             20. Successors and Assigns. The provisions of this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

             21. Further Assurances. The Company agrees that it will execute and record such documents as the Holder shall reasonably request to secure for the Holder any of the rights represented by this Warrant.

             22. Amendment and Modifications. This Warrant may be amended, modified or supplemented only by written agreement of the Company and the Holder.

                          [Signature On Following Page]

             IN WITNESS WHEREOF, Swing-N-Slide Corp. has caused this Warrant to be signed by its duly authorized officers and this Warrant to be dated as of March 13, 1997.

                                 SWING-N-SLIDE CORP.


                                 By: /s/ Richard G. Mueller, President
                                     Richard G. Mueller, President



                                 Attest: